EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Nobel Learning Communities, Inc.

West Chester, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-148294) and S-8 (No. 333-64701, No. 333-61372, No. 333-61374, No. 333-124247 and No. 333-140507) of Nobel Learning Communities, Inc. of our report dated September 12, 2006, except for Note 15 which is as of September 10, 2007 relating to the financial statements and schedule, which appear in this Form 10-K.

BDO Seidman, LLP

Philadelphia, Pennsylvania

September 10, 2008